Exhibit No. 10.4

TERMINATION AGREEMENT

This Termination Agreement is made and entered into, to be effective as of January 11, 2008 (the “Effective Date”), between Speakeasy Gaming of Las Vegas, Inc., a Nevada corporation (“Seller”) and Ganaste LLC, a Nevada limited liability company (“Purchaser”).  Seller and Purchaser are referred to as “Party” and collectively as “Parties.”

RECITALS

A.            Mandekic Companies, LLC, a Nevada limited liability company (“Mandekic”) and Seller entered into a Purchase and Sale Agreement dated February 9, 2007 (the “Purchase Agreement”), pursuant to which Seller agreed to sell and transfer the real property commonly known as the Ramada Inn and Speedway Hotel and Casino, located at 3227 Civic Center Drive, North Las Vegas, Nevada, identified as Clark County Assessor’s Parcel Numbers 139-11-803-002, 139-11-815-001 and 139-11-815-003 and as more particularly described in the Purchase Agreement (the “Real Property”) and the various assets located thereon.

B.            Mandekic assigned and transferred to Mast Gaming, LLC (“Mast”) all of its right, title and interest in and to the Purchase Agreement and the benefit of the Earnest Money (as defined in Section 2(a) of the Purchase Agreement).

C.            Mast entered into an Assignment of Purchase Agreement dated as of September 28, 2007 pursuant to which Mast assigned and transferred to Purchaser all of its right, title and interest in and to the Purchase Agreement and the benefit of the Earnest Money.

D.            The Parties desire to terminate the Purchase Agreement.

AGREEMENT

NOW, THEREFORE, the Parties hereto mutually agree as follows:

1.             Accuracy of Recitals.  The Parties acknowledge that the Recitals set forth above are true, accurate and correct, and are incorporated herein by this reference.

2.             Termination.  As of the Effective Date, the Parties hereby cancel and terminate the Purchase Agreement, and the Earnest Money shall concurrently be delivered to Purchaser.  As of the Effective Date, the Parties shall have no further obligations under the Purchase Agreement except those that expressly survive such termination.

3.             Mutual Representations and Warranties.  Each Party represents and warrants to the other Parties that as of the Effective Date:

a.             each is a corporation or limited liability company, duly organized and validly existing;

b.             each Party has the right, power, legal capacity and authority to enter into this Termination Agreement and to perform the obligations hereunder, and has obtained the approvals and/or consents of any person which are necessary in connection herewith;

c.             the person(s) executing this Termination Agreement on behalf of each Party is authorized to bind such Party, is authorized and empowered to perform its obligations hereunder;

d.             each Party has not assigned, transferred, encumbered or conveyed any right, title or interest in the Purchase Agreement to another person; and

e.             this Termination Agreement and all documents and instruments contemplated hereby are, or upon execution and delivery will be, duly executed and delivered by such Party constitute, or upon execution and delivery will constitute, valid and legally binding obligations of the such Party enforceable against the other Parties in accordance with the terms hereof and thereof.

4.             Miscellaneous.

a.             Entire Agreement.  This Termination Agreement contains the entire agreement between the Parties respecting all matters and all prior negotiations and understandings, verbal or written, between the Parties have been merged herein.

b.             Further Acts.  Each Party agrees, upon demand (at any time and from time to time) by any other Party or its authorized representatives, to promptly execute and deliver to such Party such other and further documentation as may be required or appropriate to confirm, implement and enforce the terms and conditions under this Termination Agreement.

c.             Counterparts.  This Termination Agreement may be executed in its original version or in any copies, counterparts, or other duplicates, and thus all signatures need not appear on the same document.

d.             Governing Law.  This Termination Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, regardless of the law that might otherwise govern under applicable principles of conflicts of laws thereof.  Each Party agrees that any legal suit, action or proceeding arising out of or relating to this Termination Agreement shall be instituted exclusively in a United States District Court or a Nevada State Court that is located in Clark County, Nevada.

(Signatures follow on next page.)

IN WITNESS WHEREOF, the parties hereto have executed this Termination Agreement as of the Effective Date.

SELLER:		PURCHASER:
Speakeasy Gaming of Las Vegas, Inc., a Nevada corporation		Ganaste LLC, a Nevada limited liability company

By:	/s/ Edson R. Arneault	By:	/s/ Michael J. Mixer
	Edson R. Arneault, President		Michael J. Mixer, as Manager

		By:	/s/ Alexander Rodrigo
Alexander Rodrigo, as Manager

		By:	/s/ Bruce Deifik
Bruce Deifik, as Manager

		By:	/s/ Keith Redmond
Keith Redmond, as Manager

		By:	/s/ Seth Schorr
Seth Schorr, as Manager